UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2005

MarkWest Energy Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

Item 4.01 Changes in Registrant’s Certifying Accountant

As described in Items 4.01(a) and (b) below, MarkWest Energy Partners, L.P. (the “Company” or the “Registrant”) has dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm and engaged Deloitte & Touche LLP (“Deloitte”) as its new independent registered public accounting firm.  As described in the third paragraph of Item 4.01(a) below, the change in independent registered public accounting firms is not the result of any disagreement with KPMG.

Item 4.01 (a)           Previous Independent Accountants

(i)            On September 20, 2005, the Company dismissed KPMG as its registered independent accounting firm.  The Registrant’s Audit Committee made the decision to change independent accountants and that decision was approved, ratified and adopted by the Company’s Board of Directors.

(ii)           The report of KPMG on the consolidated financial statements as of and for the year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle.  The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the following material weaknesses have been identified and included in management’s assessment:

•              Ineffective Control Environment

•              Insufficient technical accounting expertise, inadequate policies and procedures related to accounting matters, and inadequate management review in the financial reporting process

•              Inadequate personnel, processes and controls at the Partnership’s Southwest Business Unit

•              Inadequately designed controls and procedures over property, plant and equipment

The consolidated financial statements for the years ended December 31, 2003 were audited by other independent accountants.

(iii)          In connection with its audit for the year ended December 31, 2004 and the subsequent interim period through September 20, 2005, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG would have caused them to make reference thereto in their reports on financial statements for such years.

(iv)          During the two most recent fiscal years and through September 20, 2005, except as noted in this paragraph, there have been no “Reportable Events” (as defined in Regulation S-K, Item 304(a)(1)(v)).  In conjunction with KPMG’s audit of the consolidated financial statements for the year ended December 31, 2004, KPMG communicated to the Company’s Audit Committee the existence of material weaknesses related to (1) an ineffective control environment, (2) insufficient accounting expertise, inadequate policies and procedures related to accounting matters, and inadequate management review in the financial reporting process, (3) inadequate personnel, processes and controls at our Southwest Business Unit, and (4) inadequately designed controls and procedures over property, plant and equipment.  Information regarding these deficiencies is incorporated here by reference to Item 9A (Controls and Procedures) of the Registrant’s Form 10-K filed with the SEC on June 24, 2005.

(v)           The Registrant has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated September 22, 2004, is filed as Exhibit 16 to this Form 8-K.

Item 4.01 (b)          New Independent Accountants

On September 20, 2005, the Company engaged Deloitte as the Registrant’s independent accountants for the fiscal year ending December 31, 2005, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with the quarter ended September 30, 2005.  The Audit Committee made the decision to engage Deloitte and that decision was approved, adopted and ratified by the Company’s Board of Directors.  The Company has not consulted with Deloitte during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit No.	Description of Exhibit

16	Letter from KPMG LLP to the Securities and Exchange Commission dated September 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

Date: September 23, 2005	By:	/s/ Frank M. Semple
Frank M. Semple,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16	Letter from KPMG LLP to the Securities and Exchange Commission dated September 22, 2005.